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[LOGO]  LONE STAR                                                  NEWS RELEASE
        TECHNOLOGIES, INC.
                                                   CONTACT:  CHARLES J. KESZLER
                                                                 (972) 770-6495
                                                           Fax:  (972) 770-6471




                     LONE STAR TECHNOLOGIES, INC. ANNOUNCES
                         APPROVAL OF NEW UNION AGREEMENT




Dallas, TX, June 25, 2001 ..... Lone Star Technologies, Inc. (Lone Star),
NYSE: LSS announced today that the proposal of Lone Star Steel Company, an operating subsidiary of Lone Star, for a new four-year collective bargaining agreement with the United Steelworkers of America was approved by the local union's membership. The new agreement will be effective as of June 1, 2001, the original expiration date of the previous union contract.

Lone Star Technologies, Inc. is a holding company whose principal operating subsidiaries manufacture and market oilfield casing, tubing, and line pipe, specialty tubing products including finned tubes used in a variety of heat recovery applications, and flat rolled steel and other tubular products and services.

          This release contains forward looking statements based on assumptions that are subject to a wide range of business risks. There is no assurance that the estimates and expectations in this release will be realized. Important factors that could cause actual results to differ materially from the forward looking statements are described in the periodic filings of Lone Star Technologies, Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2000.